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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 11, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of the Badgley Funds, Inc. (comprised of the Badgley Balanced Fund and the Badgley Growth Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 29, 2003